EXHIBIT 99.1
Fentura Financial, Inc.
P.O. Box 725
Fenton, MI 48430-0725

Contact:	Ronald L. Justice
SVP Corporate Governance
& Investor Relations
Fentura Financial, Inc.
(810) 714-3902

July 10, 2006
For Immediate Release
FENTURA FINANCIAL, INC. ANNOUNCES QUARTERLY DIVIDEND
The Board of Directors of Fentura Financial, Inc. has announced a 25-
cent per share dividend for shareholders of record as of July 17, 2006, and payable July 21, 2006.
Fentura Financial, Inc. is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving Fenton, Linden, Holly, Grand Blanc, and Brighton; Davison State Bank headquartered in Davison, Michigan; and West Michigan Community Bank headquartered in Hudsonville, Michigan with offices serving Hudsonville, Holland, Jenison, and Grandville. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.
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